      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2002

                                                        REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             NABORS INDUSTRIES LTD.
             (Exact name of Registrant as specified in its charter)

                BERMUDA                                          980363970
      (State or other jurisdiction                           (I.R.S. Employer
            of incorporation)                               Identification No.)


                                                            KATHERINE P. ELLIS
   C/O THE CORPORATE SECRETARY LIMITED                       GENERAL COUNSEL
             WHITE PARK HOUSE                         NABORS CORPORATE SERVICES, INC.
              WHITE PARK ROAD                         515 WEST GREENS ROAD, SUITE 1200
           BRIDGETOWN, BARBADOS                             HOUSTON, TEXAS 77067
         TELEPHONE: (246) 427-8617                        TELEPHONE: (281) 874-0035
     (Address, Including Zip Code, and             (Name, Address, Including Zip Code, and
   Telephone Number, Including Area Code,           Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)               of Agent for Service)

                             NABORS INDUSTRIES, INC.
                            1992 INCENTIVE STOCK PLAN
                          1993 KEY EMPLOYEE STOCK PLAN
                            (Full title of the Plans)

                                 CALCULATION OF ADDITIONAL REGISTRATION FEE
=============================================================================================================

-------------------------------------------------------------------------------------------------------------
TITLE OF                      AMOUNT               PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO                 TO BE                OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
BE REGISTERED                 REGISTERED(1)        PER SHARE             PRICE                   FEE
-------------------------------------------------------------------------------------------------------------
Common Stock par                  1,000               $ 6.25(2)           $     6,250.00(2)      $    0.58(2)
value, $.001 per share
         "                       89,089               $24.75(2)           $ 2,204,952.75(2)      $  202.86(2)
         "                      982,425               $24.75(2)           $24,315,018.75(2)      $2,236.98(2)
         "                          500               $15.75(2)           $     7,875.00(2)      $    0.72(2)
         "                          250               $15.75(2)           $     3,937.50(2)      $    0.36(2)
         "                          250               $15.75(2)           $     3,937.50(2)      $    0.36(2)

        TOTAL                 1,073,514(1)(2)                             $26,541,971.50(1)      $2,441.86(2)
                              =========                                   ==============         =========

-------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional number of shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options granted under the 1992 Incentive Stock Plan and the 1993 Key Employee Stock Plan. Such additional shares have been or may from time to time be issued at indeterminate prices, pursuant to the referenced plans.

(2) The maximum offering price per share used to calculate the registration fee with respect to shares of common stock issuable upon the exercise of outstanding options was determined pursuant to Rule 457 under the Securities Act of 1993 in effect at the date of filing, using the price at which such options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Nabors Industries, Inc. 1992 Incentive Stock Plan and 1993 Key Employee Stock Plan. (collectively, the "Plans"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) Prospectus.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 (which we refer to as this registration statement), is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended, by Nabors Industries Ltd., a Bermuda exempted company (which we refer to as Nabors Bermuda), which is the successor issuer to Nabors Industries, Inc., a Delaware corporation (which we refer to as Nabors Delaware). Nabors Bermuda became the successor issuer to Nabors Delaware following a corporate reorganization that became effective on June 24, 2002. The reorganization was effected through the merger of a newly formed Delaware merger subsidiary of Nabors Bermuda with and into Nabors Delaware, with Nabors Delaware as the surviving corporation. Pursuant to the merger, Nabors Delaware became a wholly-owned, indirect subsidiary of Nabors Bermuda. As a result of the merger, each share of Nabors Delaware outstanding immediately prior to the effective time of the merger automatically converted into the right to receive a common share of Nabors Bermuda. After completion of the merger, the shareholders of Nabors Delaware became the shareholders of Nabors Bermuda which, together with its subsidiaries, will continue to be engaged in the same business that Nabors Delaware and its subsidiaries were engaged in before the merger. Pursuant to the reorganization, common shares of Nabors Bermuda, par value $0.001 per share, will henceforth be issuable, in lieu of common stock of Nabors Delaware under the 1992 Incentive Stock Plan and the 1993 Key Employee Stock Plan, but Nabors Delaware will continue to maintain and sponsor such plans.

         Nabors Bermuda expressly adopts this registration statement as its own registration statement for all purposes under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         The prospectus filed as a part of this registration statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of Nabors Bermuda common shares acquired by the persons named therein pursuant to the 1992 Incentive Stock Plan and the 1993 Key Employee Stock Plan.

                                   PROSPECTUS
                             UP TO 1,073,514 SHARES
                                 COMMON SHARES,
                           PAR VALUE $0.001 PER SHARE,
                                       OF
                             NABORS INDUSTRIES LTD.

         This prospectus relates to an aggregate of up to 1,073,514 of our common shares, par value $0.001 per share. These shares are held by certain persons who may be deemed to be our "affiliates" as defined by Rule 405(a) of Regulation C of the Securities and Exchange Commission. The shares may be offered from time to time by the selling shareholders named in this document, or their transferees. See "Selling Shareholders". Our common shares offered by this document were or will be acquired by the selling shareholders pursuant to our 1992 Incentive Stock Plan and our 1993 Key Employee Stock Plan. Sales to be made pursuant to this document are to be made through ordinary brokerage transactions on the American Stock Exchange or any other national securities exchange on which our common shares trade, at the price then available at the time of sale. However, the selling shareholders may elect to offer or sell shares of our common shares pursuant to any of the methods listed in this document. In the event that the selling shareholders elect to sell the shares of our common shares in a manner other than ordinary brokerage transactions, and to the extent required by law, we will amend or supplement this document to provide the details of the offering. See "Plan of Distribution". This document also relates to such additional amounts of our common shares as may be issued to the selling shareholders as a result of future share adjustments, in respect of our common shares which are covered by this document.

         The selling shareholders and any broker or dealer that participates in the distribution of our common shares offered by this document may be deemed to be "underwriters," as that term is construed within the meaning of the Securities Act of 1933, as amended (which we refer to as the Securities Act). Any profit on the sale of our common shares by them and any discounts and commission received by such broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

         We will not receive any part of the proceeds from sales made under this document. All expenses of registration incurred in connection with the offering being made by this document are being borne by us, but any brokerage commissions and other expenses incurred by a selling shareholder will be borne by such selling shareholder.

         Our common shares trade on the American Stock Exchange, and on July 17, 2002, the closing price of our common shares on such exchange was $31.97. Our principal executive offices are located at Whitepark House, White Park Road, Bridgetown, Barbados and our telephone number is (246) 427-8617.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JULY 18, 2002

                              AVAILABLE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), and in accordance with such act we file reports and other information with the Securities and Exchange Commission (which we refer to as the Commission). Copies of such material may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports and other information can be inspected and copied at the Commission's facilities referred to above and at the public reference facilities at the regional office of the Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279. We are an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a site on the Internet (http://www.sec.gov) that contains reports and other information regarding companies that file electronically with the Commission. Our common shares trade on the American Stock Exchange, and the reports and other information may also be inspected and copied at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

         We have filed a registration statement on Form S-8 under the Securities Act that includes this document. This document does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should refer to the registration statement and its exhibits.

         Statements contained in this document or in any document incorporated by reference into this document as to the contents of any contract or other document are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or such other document. Each such statement is qualified in all respects by such reference.

                       INCORPORATION OF CERTAIN DOCUMENTS

         The following documents filed with the Commission are incorporated in this document by reference:

    o Nabors Delaware's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2001 as amended by Nabors Bermuda's Amendment No. 1 on Form 10-K/A filed June 27, 2002;

    o Nabors Delaware's Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2002;

    o Nabors Delaware's Current Reports on Form 8-K filed on January 3, 2002, January 25, 2002, April 18, 2002, June 14, 2002, and June 25, 2002;

    o Nabors Bermuda's Current Reports on Form 8-K filed on June 25, 2002 and June 26, 2002; and

    o The description of our common shares contained in the Registration Statement on Form S-4, filed with the Commission on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed with the Commission on March 3, 2002, April 17, 2002, April 29, 2002 and May 10, 2002, respectively, and any subsequent amendment filed for the purpose of updating the description (Registration No. 333-76198).

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this document and prior to the termination of the offering of our common shares under this document shall be deemed incorporated by reference in this document and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this document modifies or supersedes such statement.

         We undertake to provide without charge to each person to whom this document is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the registration statement filed with the Commission (of which this document is a part) from a document or part thereof not delivered with this document, but not including exhibits unless such exhibits are specifically incorporated by reference.

         Requests for such information should be directed to us at White Park House, White Park Road, Bridgetown, Barbados, (246) 427-8617, Attention:
Corporate Secretary.

         NO PERSON HAS BEEN AUTHORIZED BY US TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS DOCUMENT. ANY INFORMATION OR REPRESENTATION GIVEN WHICH IS NOT CONTAINED IN THIS DOCUMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY SALE UNDER THIS DOCUMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS DOCUMENT.

         Unless we have indicated otherwise, references in this prospectus to "Nabors Bermuda," "we," "us," and "our" or similar terms are to Nabors Industries Ltd. and its consolidated subsidiaries.

                                 USE OF PROCEEDS

         All of our common shares offered by this document are being offered by the selling shareholders. We will receive no part of the proceeds of any sales made under this document.

                              SELLING SHAREHOLDERS

         Our common shares offered by this document have been or will have been acquired pursuant to our plans identified above. The following table sets forth certain information with respect to the selling shareholders who may be selling our common shares pursuant to this document.

                                            TOTAL SHARES                                   SHARES OWNED AFTER OFFERING
                                        BENEFICIALLY OWNED AS        TOTAL SHARES        -------------------------------
        NAME AND ADDRESS(1)                OF JUNE 30, 2002          OFFERED (2)           NUMBER            PERCENT (3)
 ---------------------------------      ---------------------        ------------        ----------          -----------
Eugene M. Isenberg                           11,072,726(4)            1,071,514          10,001,212             6.93
   Chairman of the Board, Director
   and Chief Executive Officer

(1) The address for this individual is: c/o Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067.

(2)      All shares to vest in the future are expected to vest on July 22, 2002.

(3) Based on 144,368,390 common shares issued and outstanding as of June 30, 2002, plus shares deemed beneficially owned by such holder as of that date.

(4) The shares listed for Mr. Isenberg include 1,900,000 shares which may be acquired pursuant to the exercise of options within 60 days of June 30, 2002. The shares listed for Mr. Isenberg are held directly or indirectly through certain trusts, defined benefit plans and individual retirement accounts of which Mr. Isenberg's a grantor, trustee or beneficiary. Not included in the table are 386 shares owned directly or held in trust by Mr. Isenberg's spouse.

                              PLAN OF DISTRIBUTION

         Our common shares offered by the selling shareholders or their transferees are to be sold from time to time, in one or more transactions, in whole or in part, pursuant to any of the methods listed in this document. Sales may be made in ordinary brokerage transactions on the American Stock Exchange or other national securities exchange on which our common shares trade or may trade in the future, at the price then prevailing at the time of sale. The commissions payable as a result of such sales will be the regular commissions of brokers for effecting such sales. Alternatively, the selling shareholders or their transferees may elect from time to time to offer their shares using the following alternate methods: (1) in privately negotiated transactions directly with purchasers or (2) through underwriters, dealers or agents, who may acquire shares as principal (which persons may then resell the shares), or who may receive compensation in the form of underwriting discounts, commissions, or commissions from the selling shareholders and/or purchasers of common shares for whom they may act as agent. Unless disclosed otherwise in a prospectus supplement or amendment (see below) any sale pursuant to the alternate method described in clause (1) of the preceding sentence will be negotiated directly between the selling shareholder and the purchaser, and no finders or agents will be employed nor any commissions or fees paid.

         Any offer or sale made pursuant to an alternate method may be made for a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Upon notice from a selling shareholder that he has elected to use an alternate method for an offer or sale, and to the extent required by the Securities Act, a prospectus supplement or amendment will be distributed which will set forth the aggregate number of shares of our common shares being offered and the terms of the offering, including the name or names of any underwriter, dealers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders or the purchasers or the shares, any discounts, commissions or concessions allowed or reallowed or paid to dealers and any other material information required by the Securities Act.

         The selling shareholders and any underwriter, broker, dealer or other agent that participates in the distribution of our common shares offered by this document may be deemed to be "underwriters", as that term is defined under the Securities Act or associated rules. Any profit on the sale of our common shares by them and any discounts and commissions received by any such underwriter, broker, dealer or any other agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         We have informed the selling shareholders that the anti-manipulative rules contained in Regulation M under the Exchange Act may apply to their sales in the market and have informed them of the requirement for delivery of this document in connection with any sale of our common shares offered by this document. All expenses of registration incurred in connection with the offering being made by this document are being borne by us, but any brokerage commissions and other expenses incurred by a selling shareholder will be borne by such selling shareholder.

         Any of our common shares covered by this document which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this document.

                                 INDEMNIFICATION

         Section 98 of the Companies Act 1981 of Bermuda (which we refer to as the Bermuda Companies Act) provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under
Section 281 of the Bermuda Companies Act.

         Bye-law 75 of our Amended and Restated Bye-Laws provides that we shall indemnify our current or former directors or officers against all liabilities, losses, damages or expenses incurred or suffered out of the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers as officers and directors. Such exemption from liability and indemnity shall have effect to the fullest extent of applicable law, but shall not extend in any matter which would render any such exemption void pursuant to the Bermuda Companies Act. Bye-law 75 further states that subject to the Bermuda Companies Act, expenses incurred in defending any civil action or criminal action or proceeding, for which indemnification is required pursuant to Bye-law 75, shall be paid by us in advance of the final disposition of such action or proceeding upon our receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified.

         Our directors and officers are also parties to indemnification and/or employment agreements which provide for these and other indemnification rights in accordance with Bermuda law. In addition, we have obtained an aggregate of $50,000,000 of directors' and officers' insurance coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Nabors Bermuda pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The validity of the issuance of our common shares offered by this document was passed upon for us by Appleby, Spurling & Kempe.

                             INDEPENDENT ACCOUNTANTS

         The financial statements incorporated in this prospectus by reference to Nabors Delaware's Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         With respect to the unaudited financial information of Nabors Delaware for the three-month period ended March 31, 2002 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 17, 2002, except for Notes 1 and 2, as to which the date is April 29, 2002, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated in this document by reference:

    o Nabors Delaware's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2001 as amended by Nabors Bermuda's Amendment No. 1 on Form 10-K/A filed June 27, 2002;

    o Nabors Delaware's Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2002;

    o Nabors Delaware's Current Reports on Form 8-K filed on January 3, 2002, January 25, 2002, April 18, 2002, June 14, 2002, and June 25, 2002;

    o Nabors Bermuda's Current Reports on Form 8-K filed on June 25, 2002 and June 26, 2002; and

    o The description of our common shares contained in the Registration Statement on Form S-4, filed with the Commission on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed with the Commission on March 3, 2002, April 17, 2002, April 29, 2002 and May 10, 2002, respectively, and any subsequent amendment filed for the purpose of updating the description (Registration No. 333-76198).

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of our common shares offered hereby have been sold or which deregisters all of our common shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED COUNSEL.

         The validity of the issuance of our common shares offered hereby will be passed upon for us by Appleby, Spurling & Kempe.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 98 of the Companies Act 1981 of Bermuda (which we refer to as the Bermuda Companies Act) provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under
Section 281 of the Bermuda Companies Act.

         Bye-law 75 of our Amended and Restated Bye-Laws provides that we shall indemnify our current or former directors or officers against all liabilities, losses, damages or expenses incurred or suffered out of the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers as officers and directors. Such exemption from liability and indemnity shall have effect to the fullest extent of applicable law, but shall not extend in any matter which would render any such exemption void pursuant to the Bermuda Companies Act. Bye-law 75 further states that subject to the Bermuda Companies Act, expenses incurred in defending any civil action or criminal action or proceeding, for which indemnification is required pursuant to Bye-law 75, shall be paid by us in advance of the final disposition of such action or proceeding upon our receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified.

         Our directors and officers are also parties to indemnification and/or employment agreements which provide for these and other indemnification rights in accordance with Bermuda law. In addition, we have obtained an aggregate of $50,000,000 of directors' and officers' insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this registration statement:

EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
   +3.1        Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement / prospectus included in Nabors Industries Ltd.'s Registration Statement on
               Form S-4 (Registration No. 333-76198) filed May 10, 2002)

   +3.2        Amended and Restated Bye-Laws of Nabors Industries Ltd.
               (incorporated by reference to Annex III to the proxy statement /
               prospectus included in Nabors Industries Ltd.'s Registration
               Statement on Form S-4 (Registration No. 333-76198) filed May 10,
               2002)

   5.1 Opinion of Appleby, Spurling & Kempe regarding the legality of the securities being registered

   15          Awareness Letter of PricewaterhouseCoopers LLP to the Commission

   23.1        Consent of PricewaterhouseCoopers LLP

   23.2        Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

   24          Powers of Attorney (included in signature page)

-------------------------
+ Incorporated by reference as indicated.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating Subsequent Exchange Act Documents by
Reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of Registration Statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Parish of St. James, Barbados, W.I. on July 17, 2002.

                                       NABORS INDUSTRIES LTD.

                                       By: /s/ Anthony G. Petrello
                                          --------------------------------------
                                           Anthony G. Petrello
                                           President and Chief Operating Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this registration statement appears below hereby appoints Anthony G. Petrello, Daniel McLachlin or Bruce P. Koch as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this registration statement which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

                        SIGNATURE                                  TITLE                      DATE
                        ---------                                  -----                      ----
                 /s/ Eugene M. Isenberg                  Chairman and Chief Executive     July 17, 2002
    ------------------------------------------------     Officer
                   Eugene M. Isenberg

                 /s/ Anthony G. Petrello                 President, Chief Operating       July 17, 2002
    ------------------------------------------------     Officer and Director
                   Anthony G. Petrello

                 /s/ Richard A. Stratton                 Vice Chairman and Director       July 17, 2002
    ------------------------------------------------
                   Richard A. Stratton

                    /s/ Bruce P. Koch                    Vice President - Finance         July 17, 2002
    ------------------------------------------------     (Principal Financial and
                      Bruce P. Koch                      Accounting Officer)

                   /s/ James L. Payne                    Director                         July 17, 2002
    ------------------------------------------------
                     James L. Payne

                    /s/ Hans Schmidt                     Director                         July 17, 2002
    ------------------------------------------------
                      Hans Schmidt

                 /s/ Myron M. Sheinfeld                  Director                         July 17, 2002
    ------------------------------------------------
                   Myron M. Sheinfeld

                     /s/ Jack Wexler                     Director                         July 17, 2002
    ------------------------------------------------
                       Jack Wexler

                  /s/ Martin J. Whitman                  Director                         July 17, 2002
    ------------------------------------------------
                    Martin J. Whitman

                                  EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
   +3.1        Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement / prospectus included in Nabors Industries Ltd.'s Registration Statement on
               Form S-4 (Registration No. 333-76198) filed May 10, 2002)

   +3.2        Amended and Restated Bye-Laws of Nabors Industries Ltd.
               (incorporated by reference to Annex III to the proxy statement /
               prospectus included in Nabors Industries Ltd.'s Registration
               Statement on Form S-4 (Registration No. 333-76198) filed May 10,
               2002)

   5.1 Opinion of Appleby, Spurling & Kempe regarding the legality of the securities being registered

   15          Awareness Letter of PricewaterhouseCoopers LLP to the Commission

   23.1        Consent of PricewaterhouseCoopers LLP

   23.2        Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

   24          Powers of Attorney (included in signature page)

-------------------------
+ Incorporated by reference as indicated.